As filed with the Securities and Exchange Commission on November 4, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incorporated Under the Laws of Washington	CINTAS CORPORATION 6800 CINTAS BOULEVARD P.O. BOX 625737 CINCINNATI, OHIO 45262-5737	I.R.S. Employer Identification No. 31-1188630

2003 DIRECTORS’ STOCK OPTION PLAN

Gary P. Kreider, Esq. Keating, Muething & Klekamp, P.L.L. One East Fourth Street Cincinnati, Ohio 45202 Phone: (513) 579-6411 Facsimile (513) 579-6956
(Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, no par value	100,000 Shares	$41.72	$4,172,000	$337.51

(1)	Estimated to calculate registration fee.

(2)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on October 27, 2003 of $41.72 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by Cintas Corporation with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2003.

2.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2003.

3.	The Company’s Current Reports on Form 8-K filed on July 17, 2003 and September 19, 2003.

4.	The description of the Common Stock contained in the Registration Statement on Form 8-A, SEC File No. 0-11399, registering the Company’s Common Stock under Section 12 of the Securities Exchange Act of 1934.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities

      Not Applicable.

Item 5. Interests of Named Experts and Counsel

        The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp, P.L.L. participating in matters relating to this Form S-8 do not own any shares of the Company’s Common Stock.

Item 6. Indemnification of Directors and Officers

        Washington Business Corporation Act, Section 23A.08.025, allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in proceedings in which the person shall have been adjudged to be liable to the Corporation. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders.

        Article V of the Registrant’s By-Laws provides that indemnification shall be extended to any of the persons described above to the full extent permitted by the Washington Business Corporation Act.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

Exhibit 4	2003 Directors’ Stock Option Plan

Exhibit 5	Opinion of Keating, Muething & Klekamp, P.L.L.

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Keating, Muething & Klekamp, P.L.L. (included in Exhibit 5)

Exhibit 24	Power of Attorney (contained in the signature page)

        * All Exhibits filed herewith unless otherwise indicated

Item 9. Undertakings

        9.1    The undersigned registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        9.2    The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.3    The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        9.4    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.5    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on October 25, 2003.

CINTAS CORPORATION BY: /s/Scott D. Farmer —————————————— Scott D. Farmer Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Thomas E. Frooman as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

	Signature	Capacity	Date
/s/	*Richard T. Farmer —————————— Richard T. Farmer	Chairman of the Board of Directors	October 25, 2003

/s/	*Robert J. Kohlhepp —————————— Robert J. Kohlhepp	Vice Chairman of the Board of Directors	October 25, 2003

/s/	*Scott D. Farmer —————————— Scott D. Farmer	Chief Executive Officer, President and Director	October 25, 2003

/s/	*Paul R. Carter —————————— Paul R. Carter	Director	October 25, 2003

/s/	*Robert J. Herbold —————————— Robert J. Herbold	Director	October 25, 2003

	Signature	Capacity	Date
/s/	*David C. Phillips —————————— David C. Phillips	Director	October 25, 2003

/s/	*William C. Gale —————————— William C. Gale	Senior Vice President and Chief Financial Officer	October 25, 2003